SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 1
                                       to
                    FORM S-8, REGISTRATION NO. 33-81430
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              UNIQUE MOBILITY, INC.
             (Exact name of registrant as specified in its charter)

                  Colorado                          84-0579156
       (State or other jurisdiction              (I.R.S. Employer
     of incorporation or organization)          Identification No.)

                              425 Corporate Circle
                                Golden, CO 80401
                                 (303) 278-2002
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                              UNIQUE MOBILITY, INC.
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                  --------------------------------------------
                            (Full title of the Plan)

    Donald A. French                            With copies to:
    425 Corporate Circle                        Nick Nimmo, Esq.
    Golden, CO  80401                           Holme Roberts & Owen LLP
    (303) 278-2002                              1700 Lincoln, Suite 4100
(Name, address, including zip code, and         Denver, Colorado 80203
telephone number, including area code,          (303) 861-7000
of agent for service)

                        CALCULATION OF REGISTRATION FEE

Title of            Amount        Proposed Maximum  Proposed Maxi-  Amount of
Securities to be    to be         Offering Price    mum Aggregate   Registration
Registered          Registered    Per Share         Offering Price  Fee
------------------  ------------  ----------------  --------------  ------------
Common Stock,       250,000       $4.00(1)          $1,000,000      $278(2)
$.01 Par Value

(1)   Computed in accordance with Rule 457(h).

(2) The Registrant has previously registered an aggregate of 250,000 shares and has previously paid a registration fee of $442. Pursuant to Instruction E to Form S-8, the additional $278 registration fee is paid with respect to the additional 250,000 shares registered hereby.


                                    AMENDMENT

The contents of the earlier Registration Statement on Form S-8, Registration No. 33-81430, are hereby incorporated by reference.


                              Part II of Form S-8

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 8    EXHIBITS
          --------

Exhibit  Description
-------  -----------

  5.1 Opinion of Holme Roberts & Owen LLP as to the legality of the securities being registered, including consent.

 23.1     Consent of Holme Roberts & Owen LLP (included in Exhibit 5.1).

 23.2     Consent of Independent Auditors


                            SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Golden, Colorado on the 15th day of October, 1999.


                                    UNIQUE MOBILITY, INC.

                                    By /s/ Donald A. French
                                       Donald A. French
                                       Treasurer and
                                       Chief Financial Officer


                                POWER OF ATTORNEY

Each person whose signature appears below does hereby make, constitute and appoint WILLIAM G. RANKIN and DONALD A. FRENCH, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution to execute, deliver and file with the Securities and Exchange Commission, for and on his behalf, and in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement with all exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signatures                      Title                         Date


/s/ William G. Rankin       President, Chief Executive
    William G. Rankin       Officer and Director             October 7, 1999


                            Chairman of the Board
/s/ Ray A. Geddes           of Directors
Ray A. Geddes                                                October 8, 1999


/s/ Donald A. French        Treasurer
Donald A. French            (Principal financial and
                            accounting officer               October 7, 1999


/s/ Joseph B. Richey        Director                         October 8, 1999
Joseph B. Richey


/s/ Ernest H. Drew          Director                         October 9, 1999
Ernest H. Drew


/s/ Michael G. Franklin     Vice President/Electronic
Michael G. Franklin         Manufacturing and Director       October 7, 1999